EXHIBIT 10.05

                               SECURITY AGREEMENT
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     SECURITY AGREEMENT (the "Security Agreement"), dated as of September 26,
2001 by and between ROBERTS & GREEN, INC., a New York Corporation having an office at One Hollow Lane, Suite 208, Lake Success, New York, 11040 (the "Secured Party"), and IMAGENETIX, INC. a Nevada corporation having an office at 16935 West Bernardo Drive, Suite l01, San Diego, California 92127 (the "Company").

                                   WITNESSETH:
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     WHEREAS, the Secured Party intends to make loans ("Advances") to the
Company in an aggregate amount of up to One Million Dollars ($1,000,090) (the "Indebtedness"), as evidenced by that certain promissory note dated as of September 26, 2O0l made by the Company in favor of the Secured Party (the "Note"); and

     WHEREAS, in order to induce the Secured Party to make said Advances, and to make additional Advances in the future pursuant to the Note, the Company has agreed to pledge to the Secured Party certain property as security for the loan;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

     1. Definitions. The following terms as used in this Security Agreement shall have the meanings set forth below:

     "Account Debtor" means the party who is obligated on or under an Account.

     "Accounts" mean any "account" as defined in Section 9-106 of the UCC, including, without limitation, all present and future rights of the Company to payment for goods sold or leased or for services rendered by any person, including, without limitation, nIl receivables, which are not evidenced by Instruments or Chattel Paper, and whether or not they have been earned by performance.

     "Chattel Paper" means any "chattel paper", as such term is defined in
     Section 9-1 05(l)(b) of the UCC, now owned or hereafter acquired by the Company.

     "Contracts" means all contracts, undertakings, or other agreements, rights evidenced by Chattel Paper, Documents or Instruments in or under which the Company may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms or performance thereof.

     "Documents" means any "documents", as such term is defined in Section 9-1O5(l)ffl of the UCC, now owned or hereafter acquired by the Company.

     "Equipment" means all of the Company's now owned or hereafter acquired machinery, equipment (including, without limitation, motor vehicles), furniture, furnishings, fixtures and all tangible personal property similar to any of the foregoing (other than Inventory), together with tools and machine parts of every kind and description, and all improvements, accessions and appurtenances thereto, and any Proceeds thereof, including insurance proceeds and condemnation awards.

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     "General Intangibles" means all chases in action, causes of action and all other intangible personal property of the Company of every kind and nature (other than Accounts) now owned or hereafter acquired by the Company, including, without limitation, corporate, partnership, limited liability company or other business records, proprietary rights, inventions, designs, trade secrets, goodwill, registrations, permits, licenses, contract rights (including, without limitation, the right to any rents, issues, or profits from any source), customer lists, tax refund claims, rights and claims against carriers and shippers, rights to indemnification, and any letter of credit, guaranty, security interact or other security held by or granted to the Company to secure payment by an Account Debtor.

     "Instruments" means any "instrument", as such term is defined in Section 9-I O5(l)(i) of the UCC, now owned or hereafter acquired by the Company, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

     "Inventory" means any and all inventory and goods, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by the Company, which are held for sale or lease, furnished under any contract of service or held as raw materials, work in process or supplies, and all materials used or consumed in the Company's business.

     "Liens" mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible, securing an obligation owed to, or a claim by, a person other than the owner of such property or asset, whether such interest is based on the common law, statute or contract, and including but not limited to, the security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, casements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property.

     "Proceeds" means "proceeds," as such term is defined in Section 9-3O6(1) of the UCC.

     "Secured Obligations" means the obligations of the Company under the Note, all costs and expenses incurred with the collection of the Indebtedness, all future advances made by the Secured Party for taxes, levies, insurance and repairs to or maintenance of the Collateral (as hereinafter defined) and all other amounts and other sums at any time due and owing from or required to be paid by the Company under any promissory note or loan document to or for the benefit of the Secured Party.

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     "UCC" shall mean the Uniform Commercial Code (or any successor statute) of the State of New York or of any other state the laws of which are required by Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.

     2. Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Secured Party, and hereby grants to the Secured Party a first priority, perfected security interest in, all of the Company's right, title and interest in, to and under the following, whether tangible or intangible, contingent or otherwise, whether now owned or existing or hereafter acquired, and wherever located (all of which being hereinafter collectively called the "Collateral"):

          a.   all Accounts;

          b.   all Chattel Paper;

          c.   all Contracts;

          d.   all Documents;

          e.   all Equipment;

          f.   all General Intangibles;

          g.   all Instruments;

          h.   all Inventory;

          i. to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and profits and products of, each oldie foregoing.

     Standard of Care: Non assignment. (a) Under no circumstances shall the Secured Party be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Collateral of any nature or kind, or any matter, litigation, suit, claim or other proceeding of any nature or kind arising out of, or relating thereto, but the same shall be at the Company's sole and exclusive risk at all times. The Secured Party shall not be required to take or refrain from taking any action of any kind to collect, preserve or protect its or the Company's rights in the Collateral or against other parties thereto. The Secured Party's prior recourse to any part or all of the Collateral shall not constitute a condition of any demand, litigation, suit, claim or other proceeding of any nature or kind for payment or collection of the Secured Obligations. The Company agrees to indemnify the Secured Party from and against

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any and all claims, losses and obligations under this Security Agreement
(including without limitation enforcement of this Security Agreement against the Company), except claims, losses or liabilities arising from the Secured Party's gross negligence or willful misconduct.

     (b) Notwithstanding Section 2 hereof, to the extent the grant of the security interest contemplated hereunder in any General intangible or Contract or the Proceeds thereof shall be prohibited by the terms thereof or any applicable governmental law or regulation or rule of a self-regulated entity, or requires the consent or waiver of or the filing of notice with any person, governmental agency or self-regulated entity, where the effect of such prohibition or the failure to obtain such consent, waiver or notice would result in the loss or termination of such General Intangible or Contract or would have a material adverse effect on the Company, then in such event, but subject to Sections 9 and 13 hereof, the grant of security interest hereunder shall not attach to any such General Intangible or Contract, but the Company nevertheless shall hold such General Intangible or Contract free and clear of Liens and for the benefit of the Secured Party.

     3. The Company's Obligations To Pay. The Company shall pay and perform all of the Secured Obligations of the Company to the Secured Party as the same may become due according to their terms.

     4. Title of The Collateral. The Company shall defend the title to the Collateral against all claims and demands whatsoever.

     5. Protection of The Collateral. The Company represents and covenants that the Collateral is, and shall at all times be and remain, owned by the Company free and clear of any Liens, except for such Liens which are in favor of the Secured Party or specifically consented to in writing by the Secured Party, The Company warrants and shall defend the Secured Party's right, title, property and security interest in and to the Collateral against the claim of any person or entity.

     6. Disposition or Encumbrance of Collateral. Except for the Inventory in the ordinary course of business, the Company will not sell, exchange Or otherwise dispose of, or encumber (except pursuant to this Security Agreement) or incur or permit to exist any Liens with respect to any of the Collateral, or any rights thereto, without having obtained the Secured Party's prior written consent in each instance,

     7. Discharge of Liens. The Company shall promptly pay and cause the discharge of, bond off or otherwise contest in good faith pursuant to applicable law, any Liens, taxes or assessments which may be levied upon the Collateral.

     8. Filing.6nt.Recording. At any time and from time to time, upon request of the Secured Party, the Company will, at its own cost and expense, execute and deliver to the Secured Party one or more financing statements pursuant to the applicable UCC or amendments or continuations thereof, and any other documents, consents, waivers, filings or notices required by the Secured Party to further evidence, effect or perfect the security interest granted herein or to otherwise effectuate the purposes of this Security Agreement, including, without limitation, using its best efforts to obtain to the extent consistent with

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applicable law, all consents and approvals necessary or appropriate for the assignment to the Secured Party of any Account, General Intangible, Contract or Instrument held by the Company or in which the Company has any rights not heretofore assigned, and, to the extent permitted by applicable law, the Company hereby authorizes the Secured Party to execute and file at any time or times one or more financing statements pursuant to the applicable UCC with respect to any or all of the Collateral, signed only by the Secured Party. The Company hereby agrees that a carbon, photographic or other reproduction of this Security Agreement or of a financing statement shall be sufficient as a financing statement. The Company hereby appoints the Secured Party as its attorney-in-fact to file or refile any financing statements or continuation statements with respect to the security interest granted pursuant to this Security Agreement which at any time may be required or appropriate, although the same may have been executed only by the Secured Party, to execute such financing statement on behalf of the Company and to protect the Collateral. The Company shall pay all costs of tiling any such financing, continuation or termination statements.

     9. Default. The occurrence of any one or more of the following events (hereinafter referred to as "Events of Default") shall constitute a default hereunder:

     (a) If an Event of Default (as defined in the Note) shall occur and be continuing under the Note; or

     (b) If the Company shall fail to pay, perform or observe any material covenant, agreement, term or provision of this Security Agreement; or

     (c) The Company shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or (ii) the Company shall (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (B) make a general assignment for the benefit of its creditors, (C) commence a voluntary case under the bankruptcy law of the relevant jurisdiction; (1)) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (E) fail to controvert in a timely arid appropriate manner, or acquiesce in writing to any petition flied against it in an involuntary case under the bankruptcy law of the relevant jurisdiction, (F) take any corporate action for the purpose of effecting any of the foregoing; or (iii) a proceeding or case shall be commenced, without the application or consent of the Company, in any court of competent jurisdiction, seeking (A) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, or (B) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or of all or any substantial part of its assets; or (iv) an order for relief against the Company shall be entered in an involuntary case under the bankruptcy law of the relevant jurisdiction seeking (A) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, or (13) any other of the actions described in clauses (i) through (iv) hereof.

     (d) if all or any part of the Collateral shall be further encumbered, hypothecated, mortgaged, or made subject to any other Lien without the prior written consent of the Secured Party.

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     10. Rights And Remedies. Upon the occurrence and during the continuance of any Event of Default pursuant to Section 10 of this Security Agreement the Secured Party shall:

     (a) Have all rights and remedies provided by the 13CC in effect in the states in which UCC filings are made; and

     (b) Any rights and remedies provided to the Secured Party pursuant the Note; and

     (c) Without limiting the generality of the foregoing, the Company without demand of performance or the demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sales to or upon Secured Party or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in a commercially reasonable manner and otherwise in compliance with the UCC and other applicable law, in one or more parcels at public or private sale Or sales for cash or on credit or for future delivery without assumption or any credit risk. The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by Law, upon any such private sale or sales, to purchase in whole or any part of the Collateral so sold. The Company hereby waives to the full extent permitted by law all right and redemption or appraisal whether before or after sale. The Company agrees, at the Secured Party's request, to assemble the Collateral and make it available to the Company at places which the Secured Party shall reasonably select, whether at the Company's premises or elsewhere. The Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, as provided in Section 11(1) hereof, the Company remaining liable for any deficiency remaining unpaid after such application, including, the reasonable fees of any attorneys employed by the Secured Party to collect such deficiency, and only after so paying over such net proceeds and fees and after the payment by the Company of any other amount required by any provision of law, including Section 9-504
     (1)(c) of the UCC, need the Secured Party account for the surplus, if any, to the Company. To the maximum extent permitted by applicable law, the Company waives at! claims, damages and demands against the Secured Party arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of the Secured Party. The Company agrees that the Secured Party need not give more than ten (10) days' notice (which notification shall when mailed, telecopied or delivered, respectively, be effective when deposited in the mails, telecopied with confirmation of receipt, delivered by hand to the addressee or its agent or delivered to the overnight courier, addressed to the Company at its address referred to herein) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matter.

     (d) The Company also agrees to pay all reasonable costs to the Secured Party, including, without limitation, reasonable attorneys' fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

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     (e) Except as provided in paragraph (c) above, the Company hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Cot lateral.

     (f) The Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the indebtedness, in such order as the Secured Party may elect, and only after such application and after the payment by the Secured Party of any other amount required by any provision of law, including, without limitation, of the UCC, should the Secured Party be required to account for the surplus, if any, to the Borrower.

     (g) The rights and remedies of tile Lender under this Security Agreement are cumulative, may be exercised singly or concurrently and are not exclusive of any rights and remedies provided by law; nor shall the giving, taking or enforcement of any other or additional security, collateral or guaranty for the payment of the Secured Obligations operate to prejudice, waive or affect the security of this Security Agreement or any rights, powers or remedies hereunder, nor shall the Secured Party be required to first look to, enforce or exhaust such other or additional security, collateral or guaranties.

     (h) The Secured Party's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account. Neither the Secured Party nor any of its employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the CoLlateral or for any delay in doing so or shall be under arty obligation to sell or otherwise dispose of any Collateral upon the request of the Company or otherwise.

     11. The Company's Representations And Warranties. The Company hereby represents and warrants to the Secured Party that:

     (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada,

     (b) The Company is not in default under any indenture, mortgage, deed of trust, agreement or other instrument to which the Company is a party Or by which the Company may be bound. Neither the execution nor the delivery of the Note, this Security Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will violate any law or regulation, or any order or decree of any court of governmental authority, or will conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed or trust, agreement or other instrument to which the Company is a party or by which the Company may be bound, or result in the creation or imposition of any Lien or claim upon any property of the Company.

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     (c) The Company has taken all action necessary to authorize the execution, delivery and performance of the Note, this Security Agreement and all other agreements and instruments necessary to complete the transactions contemplated by the Note and this Security Agreement, and has full power and authority to enter into such agreements and carry out the terms hereof without the consent of any party except as disclosed in this Security Agreement. The Company's execution of this Security Agreement constitutes a valid binding and enforceable obligation enforceable in accordance with its terms.

     (d) No authorization, approval, order, license, permit, franchise, or Consent and no registration, declaration or filing by or with any governmental authority, and no consent of any third party, is required in connection with the execution and delivery by the Company of this Security Agreement and the consummation of the transactions contemplated hereby.

     (e) The Company will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any governmental authority applicable to the Collateral or any part thereof or to the operation of the Company's business.

     (f) There is no pending, or to the best knowledge of the Company, threatened action or proceeding affecting the Company before any Court, governmental agency or arbitrator, which would materially adversely affect the ability of the Company to perform its obligations under the Note or this Security Agreement or which may materially adversely affect the financial condition or operations of the Company.

     (g) Except for the security interest granted pursuant to this Security Agreement, the Company is the sole owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto, free and clear of any and all Liens.

     (h) No effective security agreement, financing statement, equivalent security Or lien instrument or continuation covering all or any part of the Collateral is on file or of record in any public office which has not been terminated concurrently with the execution hereof.

     (i) No default exists, and no event which with notice or the passage of time, or both, would constitute a default under any Contract included in the Collateral by any party thereto, exists, and there are no offsets, claims or defenses against the obligations evidenced by the Collateral.

     (j) No consent is required in order for the Company to grant the Lien given to the Secured Party hereunder.

     12, Covenants. The Company covenants and agrees with the Secured Party that from and after the date of this Security Agreement and until the Secured Obligations are indefeasibly paid in full:

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     (a) Maintenance of Records. The Company will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. The Company will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. For the Secured Party's security, the Company agrees that the Secured Party shall have a special property interest in all of such the Company's books and records pertaining to the Collateral and upon the occurrence and during the continuation of any Event of Default, the Company shall deliver and turn over any such books and records to the Secured Party or to its representatives at any time on demand of the Secured Party prior to the occurrence an Event of Default and upon reasonable notice from the Secured Party, the Company shall permit any representative of the Scoured Party to inspect such books and records and will provide photocopies thereof to the Secured Party.

     (b) lndemnification. In any suit, proceeding or action brought by the Secured Party relating to any Account, Contract or any Instrument for any sum owing thereunder, or to enforce any provision of any Account, Contract or Instrument, the Company will save, indemnify and keep the Secured Party harmless from and against all expense, loss or damage suffered by reason or any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by the Company of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of; such obligations or the Company shall be and remain enforceable against and only against the Company and shall not be enforceable against the Secured Party.

     (c) Compliance with Laws, Etc. The Company will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any governmental authority applicable to the Collateral or any part thereof or to the operation of the Company's business,

     (d) Maintenance and Taxes. The Company will maintain the Inventory, Equipment, real property or other tangible property now or from time to time included in the Collateral in good condition and repair; reasonable wear and tear excepted. The Company will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral Or in respect of its income or profits therefrom and all claims of any kind (including, without limitation, claims for labor, materials and supplies), except that no such charge need be paid if such non-payment does not, in the reasonable judgment of the Secured Party, involve any danger of the sale, forfeiture or loss of any of the Collateral or any interest therein. If the Company fails to pay such sums, the Secured Party may do so for the Company's account. In such event, the Company will promptly reimburse the Secured Party for the amounts expended.

     (e) Compliance with Terms of Accounts, Etc. The Company will perform and comply with all obligations in respect of Accounts, Contracts and all other agreements to which it is a party or by which it is bound except for such non-compliance as has, individually or in the aggregate, no reasonable likelihood of having a material adverse effect.

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     (f) Limitations on Modifications of Accounts. Upon the occurrence and during the continuation of any Event of Default, the Company will not, without the Secured Party's prior written consent, grant any extension of the time of payment of any of the Accounts, Contracts or Instruments, compromise, compound or settle the same For less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business of the Company.

     (g) Further Identification of Collateral. The Company will, if so requested by the Secured agent, furnish to the Secured Party, as often as the Secured Party reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonable request, all in reasonable detail.

     (h) Notices. The Company will advise the Secured Parry promptly upon becoming aware, in writing and in reasonable detail, (i) of any material Lien (other than Liens permitted hereby) on, or claim asserted against, any of the Collateral, (ii) of any material change in the composition of the Collateral, and (iii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

     (i) Right of Inspection. Upon reasonable notice of the Company (unless an Event of Default has occurred and is continuing, in which ease no notice is necessary), the Secured Party shall at all times have full and free access during normal business hours to inspect the Collateral and to review all the hooks and records and correspondence of the Company and the Secured Party or its representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Company agrees to render to the Secured Party at the Company's cost arid expense, such clerical and other assistance as may he reasonably requested with regard thereto,

     (j) Continuous Perfection. The Company's will not change its name, identify or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the UCC (or any other then applicable provision of the UCC) unless the Company shall have given the Secured Party at least thirty (30) days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Secured Party to amend such financing statement or continuation statement so that it is not seriously misleading. The Company will not change such principal place of business, the place where its Equipment and Inventory is located Or remove its records unless it has taken such action as is necessary to cause the security interest of the Secured Party in the Collateral to continue to be perfected

     13.Actions by the Secured Party. The Secured Party may, in his sole discretion and at any time, for the account and expense of the Company, pay any reasonable amount or do any reasonable act required of the Company hereunder or

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requested by the Secured Party to preserve, protect, maintain or enforce the
Secured Obligations, the Collateral or the security interest granted herein, and which the Company fails to do or pay, after seven days' prior written notice, including, without limitation, payment of any judgment against the Company, any insurance premium, any licensing fee and any lien, claim or encumbrance upon or with respect to the Collateral, and any such payment shall be added to the Secured Obligations and shall be payable upon demand. The Company hereby irrevocably constitutes and appoints the Secured Party and any representative thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, from time to time in the Secured Party's discretion to carry out the terms of this Security Agreement, to take all appropriate action, including the actions described in the foregoing sentence, and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement. This power of attorney is a power coupled with an interest and shall be irrevocable.

     14. Release of Lien. Upon the indefeasible payment in full of the Secured Obligations, this Security Agreement and the obligations hereunder shall terminate and, upon the request of the Company, the Secured Party will, at the sole cost and expense of the Company, provide to the Company executed copies of UCC termination statements and all other instruments and documents, and take such other action as may be required, without any representation or warranty with respect thereto, to evidence the release of the security interest paid hereunder.

     15.Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforcability without invalidating the remaining provisions hereof, and any such prohibition or unenforcability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

     16.CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE COMPANY OR THE SECURED PARTY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OBLIGATION HEREUNDER MAY BE BROUGHT IN ANY STATE OF FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT, THE COMPANY AND THE SECURED PARTY ACCEPT FOR THEMSELVES AND IN CONNECTION WITh THEIR PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION 0F THE AFORESAID COURTS AND WAIVE THE DEFENSE OF FORUM NON CONVENIENS.

     17. Notices. All notices, requests, demands or other communications provided for herein shall he in writing and shall be deemed to have been properly given if sent by registered or certified mail, return receipt requested, addressed to the parties at their respective addresses herein above set forth, or at such other addresses as the parties may designate in writing. The Company immediately shall notify the Secured Party of any change in the address of the Company or discontinuance of the place of business or residence of the Company.

     18. Modification and Waiver. No modification or waiver of any provision of this Security Agreement, and no consent by the Secured Party to any breach thereof by the Company, shall be effective unless such modification or waiver shall be in writing and signed by the Secured Party, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. No course of dealing between the Company and the Secured Party in exercising any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder. Without in any way affecting the liability of the Company hereunder, the Secured Party may extend the time for payment of any amount due hereunder, accept additional Collateral or release any portion of the Collateral now or hereafter securing the Secured Obligations without in any other way affecting the remaining Collateral or remaining liability and obligations of the Company.

     19. Successors and Assigns. This Security Agreement and all obligations of the Company hereunder shall be binding upon tile successors and assigns of the Company, and shall, together with the rights and remedies hereunder of the Secured Party inure to the benefit of the Secured Party and their respective successors and assigns.

     20. Governing Law. This Security Agreement shall be construed in accordance with and shall be governed by the laws of the State of New York without regard to New York's principles of conflicts of laws.

     21. Captions. The captions and headings hereunder are for convenience only and shall not affect the interpretation of this Security Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement on the date first above written.



                                             ROBERTS & GREEN, INC.


                                             By: /s/ James Scibelli
                                             ----------------------
                                             Name: James Scibelli
                                             President



                                             IMAGENETIX, INC.


                                             By: /s/ William P. Spencer
                                             --------------------------
                                             Name: William P. Spencer
                                             Title: President

STATE OF NEW YORK, COUNTY OF       , SS.:

     On the 26th day of September, 2001, before me personally came James Scibelli, to me known, who, being by me duly sworn did depose and say that he resides at 2936 Bay Drive, Merrick, NY, that he is the President of ROBERTS & GREEN, INC. and who executed the foregoing Security Agreement, and acknowledged that he signed his name thereto by authority of the President of such corporation.



                                                 /s/ Rae Smolowitz
                                                 -----------------
                                                    Notary Public

                                               My commission expires on:

                                                    Rae Smolowitz
                                           Notary Public, State of New York
                                                     No. 4609886
                                              Qualified in Nassau County
                                              Commission Expires 10/31/02

                                  See Attached

STATE OF California, COUNTY OF          , SS:

     On the 24th day of September, 2001, before me personally came William P. Spencer to me known who, being by me du1y sworn did depose and say that he resides at 16935 W. Bernardo Dr., #101, San Diego, CA 92127, that he is the President of IMAGENETIX, INC. and who executed the foregoing Security Agreement, and acknowledged that he signed his name thereto by authority of the President of such corporation.



                                                See Attached
                                                ------------
                                                Notary Public

                                          My commission expires on:

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT
--------------------------------------------------------------------------------

State of California

County of San Diego

On September 24, 2001 before me, Renee M. Brown, Notary Public, personally appeared William P. Spencer personally known to me proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

-----------------------------
            SEAL                           WITNESS my hand and official seal.
-----------------------------
        Renee M. Brown
    Commission # 1192549                   /s/ Renee M. Brown
 Notary Public - California                ------------------
     San Diego County                      Signature of Notary
My Comm. Expires Aug. 8, 2002
-----------------------------


--------------------------------------------------------------------------------
                                    OPTIONAL

Though the data below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent reattachment of this form.

  CAPACITY CLAIMED BY SIGNER                    DESCRIPTION OF ATTACHED DOCUMENT
      [ ]   INDIVIDUAL
      [X]   CORPORATE OFFICER                   Security Agreement
            President (title(s))                ------------------
                                                Title or type of document

                                                Date: 9/01

                                                                            COPY

                         SECURED PROMISSORY NOTE
$1,000,000                                                Lake Success, New York
                                                         As of Sept., 26th, 2001

     FOR VALUE RECEIVED, the undersigned, IMAGENETIX, INC., a Nevada corporation (the "Debtor"), hereby unconditionally promises to pay to the order of ROBERTS & GREEN, INC, a corporation doing business in the State of New York (the "Payee"), in lawful money of the United States in immediately available funds, on September 30, 2002 or such earlier dale as the Payee shall designate (the "Maturity Date"), at such place as the Payee or any holder hereof may from time to time designate, the principal sum up to ONE MILLION DOLLARS (5 1,000,000) or, if less, the aggregate amount of the unpaid principal amount from time to time owing by Debtor as recorded on the payment grid appended hereto as Schedule 2, the whole in accordance with the termS contained in this Note, together with unpaid interest thereon at the rate of twelve percent (12%) per annum. Payment of interest shall become due on the first day of each month and on the Maturity Date of this Note. Interest shall be calculated on the basis of a 365-day year and actual days elapsed. In no event shall the rate of interest. hereunder exceed the maximum interest rate permitted by applicable law.

     All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and any interest hereon and the respective dates thereof shall he endorsed by the Payee on the grid appended hereto as Schedule 2 or any continuation thereof; provided, however, that the failure of the Payee to make such a notation or any error in such a notation shall not affect the obligations of the Debtor under this Note.

     For so long as no event of Default (as set forth on Schedule 1) has occurred, this Note may be repaid in whole or in part prior to the Maturity Date on any business day, without premium or penalty, in amounts of at least $1,000. All payments shall be made to the Payee at its principal office in Lake Success, New York or such other designated place. Repayments of principal shall be credited to the earliest advances still outstanding.

     Upon the occurrence of an Event of Default and for so long as such Event of Default shall continue, the aggregate unpaid principal amount under this Note, accrued interest thereon and all oilier amounts payable hereunder may be declared to be, or may automatically become, forthwith due arid payable.

     The Debtor hereby waives diligence, presentment, protest and notice of any kind, and assents to extensions of the time of payment, release, surrender or forbearance or other indulgence, all in the sale discretion of the Payee and without notice and without affecting the liability of the Debtor hereunder.

     This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the party to be charged.

     In the event the Payee or any holder hereof shall refer this Note to an attorney for collection, the Debtor agrees to pay, in addition to unpaid principal and interest, all the costs and expenses incurred in attempting or effecting collection hereunder, including reasonable attorneys' fees, whether or not suit is instituted.

     In the event of any litigation with respect to this Note, the Debtor waives all rights of setoff and rights to interpose counterclaims and cross-claims. The Debtor hereby irrevocably consents to the jurisdiction of the Courts of New York State in connection with any action or proceeding arising out of or relating to this Note. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby. This Note shall be governed and construed by the laws of the State of New York.

     No delay on the part of the Payee in the exercise of any right, power or remedy under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude other or further right. No waiver of any such right, power or remedy shall exist or be effective unless such waiver is made in writing and signed by the Payee. All rights and remedies under this Note shall he cumulative. The exercise of any right, power or remedy hereunder or under applicable law shall not be deemed an election of remedies or waiver of any other right.

     This Note shall be binding upon the maker and its successors and assigns.

     This Note is secured by a Security Agreement dated as of September 26, 2001 between the Debtor and the Payee (the "Security Agreement").


                                          IMAGENETIX, INC.


                                          By: /s/ William P. Spencer
                                          --------------------------
                                          Name: William P. Spencer
                                          Title: President


                                                                            COPY

                                                                      Schedule 1

                                Events of Default

     If one or more of the following events (herein each referred to as an "Event of Default") shall occur and be continuing:

     (1) The Debtor shall fail to pay when due (i) any portion of or Interest accrued on the aggregate principal amount due under this Note when due and such failure shal1 continue unremedied for five (5) business days, or (ii) any other amount payable (whether at stated maturity on the Maturity Date, by acceleration or otherwise) by it to the Payee hereunder, under the Security Agreement or under any other Promissory Note in favor of the Payee to which it is a party, and such failure shall continue unremedied for five
     (5) business days;

     (2) The Debtor shall fail to perform any of its obligations, covenants or agreements under this Note, under the Security Agreement or under any other Promissory Note in favor of the Payee to which it is a party, and such failure materially adversely affects the Payee and (if capable of being remedied) shall continue unremedied for a period of thirty (30) days after notice thereof to the Debtor by person acting on behaLf of the Payee);

     (3) (i) The Debtor shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or (ii) the Debtor shall
     (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (B) make a general assignment for the benefit of its creditors, (C) commence a voluntary case under the bankruptcy law of the relevant jurisdiction; (D) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (E) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition flied against it in an involuntary case under the bankruptcy law of the relevant jurisdiction, (F) take any corporate action for the purpose of effecting any of the foregoing; or (iii) a proceeding or case shall be commenced, without the application or consent of the Debtor, in any court of competent jurisdiction, seeking (A) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, or (B) the appointment of a trustee, receiver, custodian, liquidator or the like of the Debtor or of all or ally substantial part of its assets; or (iv) an order for relief against the Debtor shall be entered in an involuntary ease under the bankruptcy law of the relevant jurisdiction seeking (A) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, or (B) any other of the actions described in clauses (i) through (iv) hereof.

                                                                      Schedule 2

Date          Principal Amount Outstanding
----          ----------------------------

10/3/2001     $100,000